Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-212363) pertaining to the 2012 Equity Incentive Plan, 2016 Stock Incentive Plan, and 2016 Employee Stock Purchase Plan of Syros Pharmaceuticals, Inc. of our report dated March 20, 2017, with respect to the consolidated financial statements of Syros Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 20, 2017